UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

November 21, 2007

HYDROGEN CORPORATION
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

(Commission File Number)		(IRS Employer Identification No.)
0-32065	2 Juniper Street Versailles, PA 15132 (Address of Principal Executive Offices and zip code)	86-0965692

(412) 405-1000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 21, 2007, HydroGen Corporation (the “Company”) received a Nasdaq Staff Deficiency Letter indicating that the Company fails to comply with the independent director requirements for continued listing on the Nasdaq Stock Market set forth in Marketplace Rule 4350(c)(1), which requires that the Company maintain a majority of independent directors on its Board of Directors. The Company's Board of Directors is currently comprised of eight members, four of whom are independent directors.

The reduction in the number of independent directors on the Board of Directors of the Company came as a result of the appointment of John J. Freeh, the former Lead Independent Director, to the position of Chief Executive Officer on November 10, 2007. The Company intends to come into compliance with the independent director requirements by appointing one additional independent director to its Board of Directors.

Item 7.01.	Regulation FD Disclosure.

On November 28, 2007, the Company issued a press release announcing that it had received a Nasdaq Staff Deficiency Letter indicating that the Company fails to comply with the independent director requirements for continued listing. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information in this Item 7.01, including that incorporated herein by reference, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item, including that incorporated herein by reference, shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of HydroGen Corporation dated November 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 28, 2007	HYDROGEN CORPORATION

	By:	/s/ Joshua Tosteson
	Name:	Joshua Tosteson
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of HydroGen Corporation dated November 28, 2007.